EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the SunCoke Energy Partners, L.P. Long Term Incentive Plan of our reports dated February 22, 2013, with respect to the financial statements of SunCoke Energy Partners, L.P. (Company) and the combined financial statements of SunCoke Energy Partners Predecessor, included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

March 20, 2013